Exhibit 99.906CERT

ONEAMERICA
FUNDS, INC.
One American Square, P.O. Box 368
Indianapolis, IN 46206-0368	Phone (317) 285-1877

OneAmerica Funds, Inc.

N-CSR Filing

906 Certification

I, J. Scott Davison, President of OneAmerica Funds, Inc. (the “Registrant”), certify to the best of my knowledge:

(1)                                 The Form N-CSR of Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	3/10/14	/s/ J. Scott Davison
J. Scott Davison
President

ONEAMERICA
FUNDS, INC.
One American Square, P.O. Box 368
Indianapolis, IN 46206-0368	Phone (317) 285-1877

OneAmerica Funds, Inc.

N-CSR Filing

906 Certification

I, Jennifer D. Pressley, Treasurer of OneAmerica Funds, Inc. (the “Registrant”), certify to the best of my knowledge:

(1)         The Form N-CSR of Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	3/10/14	/s/ Jennifer D. Pressley
Jennifer D. Pressley
Treasurer